Exhibit 99.1

Watford Announces Expected Impact of COVID-19 on 2020 First Quarter Results
PEMBROKE, BERMUDA, April 23, 2020 - Watford Holdings Ltd. (the "Company") [Nasdaq: WTRE] announced that it estimates that its 2020 First Quarter earnings will include a net investment loss of approximately $265 million due to investment market volatility caused by the economic shutdown mandated by governments around the world related to the COVID-19 virus.
The net investment loss is predominantly comprised of unrealized mark-to-market losses to the Company's non-investment grade fixed-income portfolio.  The impact of unrealized mark-to-market losses on net income is estimated to be approximately $290 million. Realized losses in the quarter are estimated to be approximately $6 million.
In addition, the Company expects that its book value will be impacted by unrealized mark-to-market losses to its investment grade portfolio of approximately $38 million.  These losses will be included in the statement of comprehensive income (loss) and are mainly driven by mark-to-market price movements on investment grade asset-backed securities.
The impact of COVID-19 on the Company’s 2020 first quarter underwriting results is not expected to be material, due to the mix of business underwritten.
The Company expects to release its 2020 first quarter results after the close of regular stock market hours on Monday, May 4, 2020. The Company will hold a conference call for investors and analysts at 1:00 p.m. Eastern Time on Tuesday, May 5, 2020 through a live webcast available via the Investors section of the Company’s website at https://investors.watfordre.com. A replay of the conference call also will be available via the Investors section of the Company's website beginning on May 6, 2020.
Watford Holdings Ltd., a Bermuda-based company, provides insurance and reinsurance on a worldwide basis through its wholly owned subsidiaries.

Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Watford Holdings Ltd. and its subsidiaries may include forward−looking statements, which reflect our current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements.
Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve our current assessment of risks and uncertainties. These forward-looking statements include statements regarding the Company's expectations and estimates for its 2020 first quarter results. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: adverse general economic and market conditions, including those caused by pandemics, including COVID-19, and government actions in response thereto; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and our ability to maintain and improve our ratings; investment performance; the loss of key personnel; the adequacy of our loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; our ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses we have acquired or may acquire into the existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to us of reinsurance to manage our gross and net exposures; the failure of others to meet their obligations to us; and other factors identified in our filings with the U.S. Securities and Exchange Commission.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.
Watford Holdings Ltd.
Robert L. Hawley
Rhawley@watfordre.com